UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 6, 2018

ADAMIS PHARMACEUTICALS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26372	82-0429727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11682 El Camino Real, Suite 300 San Diego, CA		92130
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 997-2400

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Adamis Pharmaceuticals Corporation (the “Company”) was held on July 6, 2018, at the Company’s headquarters at 11682 El Camino Real, Suite 300, San Diego, California 92130 at 1:00 pm. local time. The following proposals were submitted to and approved by the stockholders at the meeting:

1.	Election of the five nominees to the board of directors:
	Votes For	Votes Withheld	Broker Non-Votes
Dennis J. Carlo, Ph.D.	4,717,084	4,280,191	18,490,088
William C. Denby, III	3,708,649	5,288,626	18,490,088
David J. Marguglio	4,852,661	4,144,614	18,490,088
Robert B. Rothermel	3,850,325	5,146,950	18,490,088
Richard C. Williams	3,933,298	5,063,977	18,490,088

2.                   Approval of the Amended and Restated 2009 Equity Incentive Plan:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
2,966,527	5,883,556	147,192	18,490,088

3.                   Approval, on a nonbinding advisory basis, of the compensation of the Company’s named executive officers:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
3,658,150	5,220,031	119,094	18,490,088

4.                   Ratification of the selection of Mayer Hoffman McCann PC as independent registered public accounting firm for the year ending December 31, 2018:

Votes For	Votes Against	Votes Abstaining
19,394,377	6,495,618	1,597,368

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMIS PHARMACEUTICALS CORPORATION

Dated: July 10, 2018	By:	/s/ Robert O. Hopkins
Name: Robert O. Hopkins
Title: Chief Financial Officer